UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

ORPHEUM PROPERTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30595	33-0619256
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2534
New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599 -- 5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2011, Orpheum Property, Inc. (“Orpheum” or the “Company”) agreed to purchase 50% of Baja Coastal Properties (“Seller”), for $6,000,000, to be paid in shares of Orpheum’s common stock. On January 12, 2012, the purchase agreement was amended and the parties agreed that Orpheum would purchase 50% of Baja Coastal Properties, and 50% of Pacific Beach Pebbles S. de R.L. de C.V. for $6,000,000, to be paid in shares of Orpheum common stock. The agreement also provided that the Seller will be issued additional shares of Orpheum common stock if in 240 days from January 12, 2012, Orpheum common stock is less than $0.15. Orpheum has also agreed that for 180 days from January 12, 2012, it will not dilute its shares except for the acquisition of immovable property, mineral rights, extraction and refinement, drilling and surface rights, building contracts and good will.  If Orpheum dilutes its shares for any other reason it will be obligated to issue additional shares to Baja Coastal to compensate them for the difference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

On August 28, 2011, the Company issued 25,531,915 shares of common stock to the seller and on December 16, 2011, the Company issued 12,273,479 shares of common stock to the seller, pursuant to the above transactions.

ITEM 9.01   EXHIBITS

Exhibit No.	Title

1.1	Business Purchase Agreement dated July 15, 2011

1.2	Business Purchase Agreement dated January 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORPHEUM PROPERTY, INC.

Date: March 29, 2012	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Corporate Secretary